Exhibit 4.14


             ________________________________________
             ________________________________________

                         AETNA SERVICES, INC
            (formerly Aetna Life and Casualty Company)

                             AETNA INC.

                                AND

  STATE STREET BANK AND TRUST COMPANY, AS SUCCESSOR FISCAL AGENT


                              _______

                          AMENDMENT NO. 1

                   Dated as of August 1, 1996

                                to

                      FISCAL AGENCY AGREEMENT

                    Dated as of July 17, 1986

                             Between

                       Aetna Services, Inc.
            (formerly Aetna Life and Casualty Company)


                                and

   State Street Bank and Trust Company, as successor Fiscal Agent


                ____________________________________
                ____________________________________




                             AMENDMENT


AMENDMENT NO. 1, dated as of August 1, 1996, among AETNA SERVICES, INC. (formerly Aetna Life and Casualty Company), a corporation duly organized and validly existing under the laws of the State of Connecticut (the "Company"), AETNA INC., a corporation duly organized and validly existing under the laws of the State of Connecticut (the "Guarantor"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as successor Fiscal Agent (the "Fiscal Agent").

              RECITALS OF THE COMPANY AND THE GUARANTOR

         The Company and the Fiscal Agent have heretofore executed and delivered the Fiscal Agency Agreement dated as of July 17, 1986 (the "Fiscal Agency Agreement") and the Company has issued $200 million principal amount of its 7 3/4% Notes Due 2016 (the "Securities") thereunder.

         Pursuant to an Agreement and Plan of Merger dated as of March 30, 1996, as amended by Amendment No. 1 thereto dated as of May 30, 1996 among the Company, the Guarantor, U.S. Healthcare, Inc., Antelope Sub, Inc., a wholly owned subsidiary of the Guarantor ("Aetna Sub"), and New Merger Corporation, a wholly owned subsidiary of the Guarantor, on July 19, 1996 Aetna Sub was merged with and into the Company with the result that the Company is as of the date of this Amendment No. 1 a direct wholly-owned subsidiary of the Guarantor. In connection with such merger the Company's Certificate of Incorporation was amended to change its name to Aetna Services, Inc.

         This Amendment No. 1 amends the Fiscal Agency Agreement pursuant to Section 13 thereof: (i) to provide for the full and unconditional guarantee by the Guarantor of the due and punctual payment of the principal of, premium, if any, and interest (including Additional Amounts as defined in the Terms and Conditions of the Securities) on the Securities and (ii) to make certain other changes to the Fiscal Agency Agreement.

         All acts and proceedings required by law, by the Fiscal Agency Agreement and by the certificates of incorporation and bylaws of the Company and the Guarantor necessary to constitute this Amendment No. 1 a valid and binding agreement for the uses and purpose herein set forth in accordance with its terms have been done and performed, and the execution and delivery of this Amendment No. 1 have in all respects been duly authorized.

         NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Securities and any coupons appertaining thereto.



         SECTION 1. Certain Definitions. Unless otherwise defined in this Amendment No. 1, terms defined in the Fiscal Agency Agreement or the Securities are used herein as therein defined. As used in this Amendment No. 1, the following terms have the meanings set forth below:

         (a) The term "Guarantee" shall mean the guarantee set forth in Section 3 hereof, including any evidence of such guarantee by endorsement on any Security pursuant to Section 5 hereof. The Guarantee shall be deemed part of the Securities.

         (b)  The term "Guarantor" shall mean AETNA INC., a
      Connecticut corporation, and, subject to the provisions of
      Section 6, shall also include its successors and assigns.

         SECTION 2. General. The Guarantor is hereby made a party to the Fiscal Agency Agreement. The Guarantor hereby appoints the Fiscal Agent as its fiscal agent in respect of the Guarantee upon the terms and subject to conditions in the Fiscal Agency Agreement, as amended hereby, and in the Securities and the Guarantee set forth. From and after the date of this Amendment No. 1 all references in the Fiscal Agency Agreement to "the Agreement", "hereunder" or "herein" or words of a similar nature shall mean the Fiscal Agency Agreement as amended by this Amendment No. 1.

         SECTION 3.  Guarantee.  The Guarantor hereby
unconditionally guarantees to each Holder of a Security authenticated and delivered by or on behalf of the Fiscal Agent and to each Holder of any interest coupon appertaining thereto the due and punctual payment of the principal of, premium, if any, and interest on such Security or interest coupon, and Additional Amounts, if any, payable pursuant to the terms of the Securities, where, when and as the same shall become due and payable, whether at maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms of such Securities and interest coupons. In case of default by the Company in the payment of any such principal, premium, interest or Additional Amounts, the Guarantor hereby agrees duly and punctually to make any such payment where, when and as the same shall become due and payable, whether at maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment was made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, legality or enforceability of any such Security or any interest coupon appertaining thereto or the Fiscal Agency Agreement, the absence of any action to enforce the same, or any waiver, modification, indulgence or consent granted to the Company with respect thereto by the Holder of any Security or any such interest coupon, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the

                               2



foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of a Security or the interest rate thereon or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right of set-off or counterclaim, any right to require a proceeding first against the Company, protest or notice with respect to any Security or interest coupon or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any Security except by payment in full of the principal of (premium, if any) and interest on such Security and the interest coupons appertaining thereto.

    The Guarantor shall be subrogated to all rights of a Holder of a Security and to the rights of a Holder of any interest coupon appertaining thereto against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not, without the consent of all Holders of Securities be entitled to enforce, or to receive, any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, interest and Additional Amounts, if any, then due and payable on all Securities shall have been irrevocably paid in full in accordance with the terms of such Securities and interest coupons.

    The Guarantee is a guarantee of payment when due and not of collection. The Guarantee shall continue to be effective, or be reinstated, as the case may be, in respect of any Securities and any interest coupons appertaining thereto if at any time payment, or any part thereof, of such Security or interest coupon is rescinded or must otherwise be restored or returned by the Holder of such Security or interest coupon or any trustee for such Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other entity, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other entity or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

         SECTION 4. Execution of Guarantees. At the time that any Security is authenticated and delivered by or on behalf of the Fiscal Agent after the date of this Amendment No. 1 in connection with the registration of transfer, exchange or replacement of a Security or any interest coupon appertaining thereto as evidence of the Guarantee set forth in Section 3 hereof, the Guarantor hereby agrees that notation of such Guarantee shall be endorsed on such Security in the form set forth in Section 5 hereof. The Guarantee shall be executed on behalf of the Guarantor by its Chairman, a Vice Chairman, its President, any Vice President, its Treasurer or Assistant Treasurer under its corporate seal attested by its Corporate Secretary or one of its Assistant Corporate Secretaries. The signatures of any or all of these officers on the Guarantees may be manual or by facsimile and may be imprinted or otherwise reproduced on the Security. The seal of the Guarantor may be in the form of a

                               3



facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities.

    Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Securities on which such Guarantees were endorsed or did not hold such offices at the date of such Securities.

    The Guarantor hereby agrees that the Guarantee set forth in
Section 3 hereof shall remain in full force and effect and shall apply to each Security and each interest coupon appertaining thereto executed, authenticated, issued and delivered under the Fiscal Agency Agreement as amended hereby, whether or not a notation of the Guarantee is endorsed on such Security.

    The execution and delivery by the Company and the Guarantor of this Amendment No. 1 shall constitute due delivery of the Guarantee set forth herein on behalf of the Guarantor with respect to all outstanding Securities and interest coupons appertaining thereto. However, the Guarantee shall not be valid or become obligatory for any purpose with respect to any specific Security or interest coupon unless the Certificate of Authentication on such Security provided for in the Fiscal Agency Agreement shall have been signed by or on behalf of the Fiscal Agent.

         SECTION 5. Form of Notation of Guarantee. The Guarantee shall be endorsed on the Securities pursuant to Section 4 hereof in the following form:

                            [Form of Notation of Guarantee]


                                     GUARANTEE
                                        OF
                                     AETNA INC.

                   Aetna Inc., a Connecticut corporation (herein
            called the "Guarantor", which term includes any successor corporation under the Fiscal Agency Agreement referred to in the Security upon which this Guarantee is endorsed), for value received, hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to each Holder of any interest coupon appertaining thereto the due and punctual payment of the principal of, premium, if any, and interest on said Security or interest coupon, and Additional Amounts (as defined in the Terms and Conditions of the Securities), if any, payable pursuant to the terms of the Securities, where, when and as the same shall become due and payable, whether at

                               4



            maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof. In case of the failure of the Company punctually to make any such payment of principal, premium, interest or Additional Amounts the Guarantor hereby agrees to pay or to cause any such payment to be made punctually where, when and as the same shall become due and payable, whether at maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, legality or enforceability of said Security or any interest coupon appertaining thereto or the Fiscal Agency Agreement dated as of July 17, 1986, as amended, among Aetna Services Inc. (herein called the "Company"), the Guarantor and State Street Bank and Trust Company, as successor Fiscal Agent or the absence of any action to enforce the same, or any waiver, modification, indul-gence or consent granted to the Company with respect thereto by the Holder of said Security or any interest coupon appertaining thereto, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of said Security or the interest rate thereon or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of bankruptcy of the Company, any right of set-off or to counterclaim, any right to require a proceeding first against the Company, protest or notice with respect to said Security or interest coupon or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, and premium, if any, and interest on said Security or interest coupon.

                   The Guarantor shall be subrogated to all rights
            of the Holder of a Security and to the rights of a Holder of any interest coupon appertaining thereto against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee, provided, however, that the Guarantor shall not, without the consent of all Holders of all

                               5



            outstanding Securities, be entitled to enforce, or to receive, any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, interest and Additional Amounts then due and payable on all Securities shall have been irrevocably paid in full in accordance with the terms of such Securities and interest coupons.

                   This Guarantee is a guarantee of payment when
            due and not of collection. This Guarantee shall continue to be effective, or be reinstated, as the case may be, in respect of said Security and any interest coupon appertaining thereto if at any time payment, or any part thereof, of said Security or interest coupon is rescinded or must otherwise be restored or returned by the Holder of said Security or interest coupon or any trustee for said Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other entity, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other entity or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

                   No reference herein to such Fiscal Agency
            Agreement and no provision of this Guarantee or of such Fiscal Agency Agreement shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, and premium, if any, interest and Additional Amounts, if any, on the Security upon which this Guarantee is endorsed at the times, place and rate, and in the cash or currency prescribed herein.

                  This Guarantee shall be governed by and
            construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

                   This Guarantee shall not be valid or become
            obligatory for any purpose with respect to any Security or interest coupon appertaining thereto unless the certificate of authentication on said Security shall have been manually signed by or on behalf of the Fiscal Agent under the Fiscal Agency Agreement.

                   All terms used in this Guarantee which are
            defined in the Securities shall have the meanings assigned to them in the Securities.

                               6



                   IN WITNESS WHEREOF, Aetna Inc. has caused the
            execution hereof in its corporate name by its duly authorized officers.


                                          Aetna Inc.

                                          By___________________

         [Seal]

         Attest:


         ______________________________________
             [Assistant] Corporate Secretary

         SECTION 6. Guarantor May Consolidate, Etc., Only on Certain Terms. (a) The Guarantor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

                   (i)  the corporation formed by such
      consolidation or into which the Guarantor is merged (including, without limitation, the Company) or the person (including, without limitation, the Company) which acquires by conveyance or transfer the properties and assets of the Guarantor substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the "Successor Corporation") and shall expressly assume, by amendment to the Fiscal Agency Agreement, as amended hereby, signed by the Guarantor and such Successor Corporation and delivered to the Fiscal Agent, the due and punctual performance of the obligations of the Guarantor under the Guarantee of the Securities then outstanding and interest coupons appertaining thereto and the performance or observance of every covenant of the Fiscal Agency Agreement, as amended hereby, on the part of the Guarantor to be performed or observed;

                   (ii) immediately after giving effect to such transaction, no event of default (as set forth in Paragraph 7 of the Terms and Conditions of the Securities), and no event which, with notice or lapse of time or both, would become such an event of default, shall have happened and be continuing; and

                   (iii)  the Guarantor has delivered to the
      Fiscal Agent a certificate signed by an executive officer of the Guarantor and a written opinion of

                               7



      counsel satisfactory to the Fiscal Agent (who may be counsel to the Company or the Guarantor), each stating that such transaction and such amendment to the Fiscal Agency
      Agreement comply with this Section 6 and that all condi-tions precedent herein provided for relating to such transaction have been complied with.

         (b) Upon any such consolidation or merger, or any conveyance or transfer of the properties and assets of the Guarantor substantially as an entirety in accordance with Section 6(a) hereof, the Successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under the Fiscal Agency Agreement, as amended hereby, and the Guarantee with the same effect as if such Successor Corporation had been named as the Guarantor herein, and thereafter, the predecessor person shall be relieved of all obligations and covenants under the Fiscal Agency Agreement and the Guarantee.

         SECTION 7. Section 2 of the Fiscal Agency Agreement is hereby amended (i) by inserting the words "and the Guarantor" after the words "the Company" each time such words appear in the third and fourth sentences thereof and (ii) by replacing the first two sentences thereof with "The Company hereby appoints State Street Bank and Trust Company, at present having its principal office ("Principal Office") at Two International Place, 4th Floor, Boston, Massachusetts 02110, as its fiscal agent in respect of the Securities upon the terms and subject to the conditions herein set forth. (State Street Bank and Trust Company and its successor or successors in accordance with Section 8 hereof are herein called the "Fiscal Agent").

         SECTION 8. Section 7 of the Fiscal Agency Agreement is hereby amended as follows:

         (a) Section 7(a) is amended (i) by replacing the words "the Company agrees" in the fourth line thereof with the words "the Company and the Guarantor, jointly and severally, agree" (ii) by replacing the words "The Company also agrees" in the tenth line thereof with the words "The Company and the Guarantor, jointly and severally, also agree" and (iii) by inserting the words "and the Guarantor" after the words "the Company" in the twenty-first line thereof.

         (b) Section 7(b) is amended by inserting the words (i) "and the Guarantee" after the word "Securities" in the second line thereof, (ii) "and the Guarantor" after the words "the Company" in the fourth line thereof, (iii) "or the Guarantor" after the words "the Company" in the fourteenth line thereof and (iv) "or the Guarantor, as the case may be" after the words "the Company" in the twentieth line thereof.

                               8



         (c) Section 7(c) is amended by inserting the words "or the Guarantor" after the words "the Company" in the third line thereof.

         (d)  Section 7(d) is amended by inserting the word
"Guarantee," after the word "coupon," therein.

         (e) Section 7(e) is amended by inserting the words "or the Guarantor" after the words "the Company" in the ninth and twelfth lines thereof.

         (f)  Section 7(f) is amended by inserting the words (i)
"or of the Guarantee" after the words "Securities" therein and
(ii) "or the Guarantor, as the case may be" after the words "the
Company" in the last line thereof.

         (g)  Section 7(h) is amended by inserting the words (i)
"and the Guarantee" after the word "Securities" in the fourth line thereof and (ii) "or the Guarantee" after the word "Securities" in the sixth line thereof.

         (h)  Section 7(i) is amended by inserting the words (i)
"or the Guarantee" after the words "Securities" therein and (ii)
"or the Guarantor" after the word "Company" therein.

         SECTION 9. The recitals contained herein and in the Guarantee shall be taken as the statements of the Company and the Guarantor; the Fiscal Agent and the other agents of the Company (including the Principal Paying Agent and the Security Registrar) assume no responsibility for their correctness. The Fiscal Agent and such other agents make no representation as to the validity of sufficiency of this Amendment No. 1 or the Guarantee, except for the Fiscal Agent's due authorization to execute and deliver this Amendment No. 1; provided, however, that the Fiscal Agent shall
                 ________  _______
not be relieved of its duty to authenticate Securities, acting itself or through an appointed Authenticating Agent, as authorized by this Fiscal Agency Agreement, as amended hereby.

         SECTION 10. The Company and the Guarantor will pay, jointly and severally, all stamp taxes and other duties, if any, which may be imposed by the United States, the United Kingdom or any political subdivision or taxing authority of or in the foregoing, with respect to the execution and delivery of the Amendment No. 1.

         SECTION 11. Section 11 of the Fiscal Agency Agreement is hereby amended by (i) replacing the word "either" in the fifth line thereof with the word "any" and (ii) inserting the following as the address of the Guarantor:

         The Guarantor..........       Aetna Inc.
                                       151 Farmington Avenue
                                       Hartford, Connecticut 06156

                               9



                                       Attention: Vice President--
                                       Finance and Treasurer

The Fiscal Agent hereby agrees that, substantially simultaneously with its furnishing to the Company any notice or communication under the Fiscal Agency Agreement, as amended hereby, the Fiscal
Agent shall furnish a copy thereof to the Guarantor. The Company hereby agrees that, substantially with its receiving or furnishing any notice or communication under the Fiscal Agency Agreement, as amended hereby, the Company will provide a copy thereof to the Guarantor.

         SECTION 12. Effectiveness. This Amendment No. 1 shall take effect as of the date hereof.

         SECTION 13. Fiscal Agency Agreement Ratified. Except as herein expressly provided, the Fiscal Agency Agreement is in all respects ratified and confirmed by the Company and the Trustee and all the terms, provisions and conditions thereof are and will remain in full force and effect.

        SECTION 14. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

         SECTION 15.  Execution in Counterparts.  This Amendment
No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

                               10



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed, and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.

                                  AETNA SERVICES, INC.

         [Seal]

                                  By /s/ Alfred P. Quirk, Jr.
                                    __________________________
                                  Alfred P. Quirk, Jr.
                                  Vice President, Corporate Finance

Attest:

/s/ Paige L. Falasco
______________________


                                  AETNA INC.
         [Seal]

                                  By /s/ Alfred P. Quirk, Jr.
                                    ___________________________
                                    Alfred P. Quirk, Jr.
                                    Vice President, Corporate Finance

Attest:

/s/ Paige L. Falasco
______________________

                                  STATE STREET BANK AND TRUST
                                  COMPANY, AS FISCAL AGENT

         [Seal]

                                  By /s/ James E. Mogavero
                                    ___________________________

Attest:

/s/ Eric J. Donaghey
____________________


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